Filed Pursuant to Rule 433 Registration Nos. 333-292881 and 333-292881-01

Market Linked Securities

Monthly Offerings Summary
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This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosures.

Distributed by Wells Fargo Securities, LLC

Market Linked Securities are:

●Not Insured by the FDIC or Any Federal Government Agency

●Not a Deposit or Other Obligation of, or Guaranteed by, the Bank or Any Bank Affiliate

●Subject to Investment Risks, Including Possible Loss of the Principal Amount Invested

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Important Information

This monthly offering summary provides a brief overview of the Market Linked Securities (Market Linked Securities or a Market Linked Security, as the context requires, are referred to herein as an “MLS”) that are available to investors in the given month by Wells Fargo Advisors. MLS are principal-at-risk securities, which means that an investor may lose some, and possibly all, of their initial investment at maturity depending on the performance of one or more Market Measures.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION.

The first part of this monthly offering summary, beginning page [3], provides the Key Terms of each offering of MLS that is available to investors in the given month by Wells Fargo Advisors, organized by certain product types. The second part of this monthly offering summary (“Description of Key Terms”, beginning page [8]) provides a general description of those Key Terms and should be read together with the monthly offerings in order to understand the Key Terms of each available offering. Finally, the “Risk Factors” section of this monthly offering summary, beginning page [13], provides general risks and investment considerations applicable to MLS.

Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosures. The offering materials are included in this monthly offering summary as live links–please click on the “CUSIP” for each offering to access the relevant offering materials. The offering materials will also be provided to investors by their financial advisor. Investors should read and consider these documents carefully before investing. Prior to investing, investors should consult their financial advisor to understand the investment structure in detail.

MLS have complex features and investing in MLS involves risks not associated with an investment in conventional debt securities. MLS may not be appropriate for all investors. All payments on MLS are subject to the credit risk of the issuer, and investors have no ability to pursue any Market Measure or any assets included in any Market Measure for payment. If the issuer defaults on its payment obligations, an investor could lose their entire investment.

Each issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before investing, investors should read the prospectus in the applicable registration statement and other documents the applicable issuer has filed with the SEC for more complete information about the issuer and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the applicable issuer, any underwriter or any dealer participating in the offering will arrange to send investors the applicable prospectus if they request it by calling their financial advisor or by calling Wells Fargo Securities at 1-866-346-7732.

Wells Fargo Corporate & Investment Banking (CIB) is the trade name for the corporate banking, capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC (“Wells Fargo Securities”), member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities and Wells Fargo Prime Services, LLC, are distinct entities from affiliated banks and thrifts.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Growth

Principal at Risk Securities

The terms of Growth MLS provide the potential to receive a positive return at maturity based on the performance of the Market Measure, as measured according to its return calculation and subject to the other terms of the MLS. Depending on the terms of the MLS, investors may lose some, or all, of their initial investment if the Market Measure declines.

Term	Issuer	Title of Security	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Call Premium with Growth

Principal at Risk Securities

The terms of Call Premium with Growth MLS provide for the potential to receive a positive return in the form of a fixed Call Premium upon a call of such MLS, which will occur (i) in the case of an Auto-Callable MLS, if the closing level of the Market Measure on any specified call date is greater than or equal to its Call Level; or (ii) in the case of an Issuer Callable MLS, if the relevant issuer elects to redeem such MLS on any specified call date in its sole discretion. If not called, the terms of Call Premium with Growth MLS no longer provide for the opportunity to receive a fixed call premium but provide for the potential to receive a positive return at maturity based on the performance of the Market Measure, as measured according to its return calculation and subject to other terms of the MLS. Depending on the terms of the MLS, investors may lose some, or all, of their initial investment if the Market Measure declines.

Term	Issuer	Title of Security	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Call Premium

Principal at Risk Securities

The terms of MLS with Call Premium provide for the potential to receive a positive return in the form of a fixed call premium upon a call of such MLS, which will occur (i) in the case of an Auto-Callable MLS, if the closing level of the Market Measure on any specified call date is greater than or equal to its Call Level; or (ii) in the case of an Issuer Callable MLS, if the relevant issuer elects to redeem such MLS on any specified call date in its sole discretion. Depending on the terms of the MLS, investors may lose some, or all, of their initial investment if the Market Measure declines.

Term	Issuer	Title of Security	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Contingent Coupon

Principal at Risk Securities

The terms of MLS with Contingent Coupons provide for the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, MLS with Contingent Coupons are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that investors may lose a significant portion, or possibly all, of their initial investment at maturity. Although investors will be exposed to the downside risk of the Market Measure(s), investors will not participate in any appreciation of any Market Measure. Any return on MLS will be limited to the sum of the contingent coupon payments, if any.

Term	Issuer	Title of Security	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Offerings – Fixed Coupon

Principal at Risk Securities

The terms of MLS with Fixed Coupons provide for the potential to receive fixed coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, MLS with Fixed Coupons are subject to greater risks than ordinary debt securities, including the risk that investors may lose a significant portion, or possibly all, of their initial investment at maturity. Although investors will be exposed to the downside risk of the Market Measure(s), investors will not participate in any appreciation of any Market Measure. Any return on MLS will be limited to the sum of the fixed coupon payments.

Term	Issuer	Title of Security	Market Measure(s)	Key Terms	CUSIP	Expected Pricing Date

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Description of Key Terms

The following is a general description of certain Key Terms that may be utilized in MLS. This section should be read together with the monthly offerings listed above in order to understand the Key Terms of each available offering. Please note that actual definitions of terms may vary. Please see the issuer’s offering materials for the actual terms and definitions that apply to a specific MLS. MLS are designed to be held to maturity and the specific terms and provisions of a MLS apply only if held to maturity or other payment date, if applicable. All payments on MLS are subject to the credit risk of the issuer, and investors have no ability to pursue any Market Measure or any assets included in any Market Measure for payment. If the issuer defaults on its payment obligations, an investor could lose their entire investment.

●1-to-1 Downside Exposure: 1-to-1 Downside Exposure means that an investor in the MLS will have full downside exposure to any decline in the level of the Market Measure from its Starting Level to its Ending Level and will lose some, and possibly all, of their initial investment. For example, if the Market Measure declines by 50%, investors would incur a 50% loss at maturity.

●Auto-Callable: Auto-Callable means that the MLS will be subject to automatic call prior to maturity on one or more specified call dates. If the closing level of the Market Measure on any call date is greater than or equal to its Call Level, the MLS will be automatically called, and on the related call settlement date (typically three business days after the relevant call date), investors will receive a cash payment equal to the face amount plus a call premium or a final coupon payment, as applicable. After a MLS is automatically called, no further payments will be made. If the MLS is automatically called on one of the call dates prior to maturity, the term of the MLS will be limited and investors might not be able to reinvest their funds in an investment with a similar return profile.

●Averaging Return Calculation: Averaging Return Calculation means that the MLS provides the opportunity to receive a positive return at maturity based on the percentage change of the Market Measure as measured from its Starting Level (determined on the Pricing Date) to its average Ending Level (calculated as the arithmetic average of the closing levels of the Market Measure on the specified calculation days). An Averaging Return Calculation is based on the average of the levels of the Market Measure observed on a specified number of calculation days throughout the term of the MLS. On predetermined dates (e.g., annually, quarterly, monthly, etc.), the level of the Market Measure is recorded and those observations are used to calculate an average Ending Level. That calculated average Ending Level is compared to the Starting Level of the Market Measure to determine the percentage change. The averaging return calculation may result in a return that is less than might have been realized on a direct investment in the Market Measure held for the term of the MLS.

●Buffer (with Multiplier): Buffer (with Multiplier) means the investor’s principal is protected from an initial decline in the Market Measure, but the investor is exposed to losses on a leveraged basis beyond the buffer. For example, assume a MLS has a Buffer (with Multiplier) of 20%, which would result in a multiplier of 1.25. If the Market Measure declines by more than 20%, investors will lose 1.25% of the original offering price for every 1% decline in the Market Measure in excess of 20%. As the performance of the Market Measure declines, the outperformance of the MLS relative to the performance of the Market Measure declines as well, because the multiplier only acts to buffer the performance of the Market Measure on a percentage basis. Investors may lose some, and possibly all, of their initial investment.

●Call Level: The Call Level will be a percentage of the Starting Level and will determine (as compared to the closing level of the Market Measure on a call date) whether or not the MLS will be automatically called.

●Call Premium: A Call Premium is a fixed positive return that is payable on the MLS if the MLS is called on a specified calculation day. The MLS will be called for the face amount plus the call premium. For MLS with multiple call dates, the Call Premium is quoted on a per annum basis and therefore the Call Premium applicable to

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

later call dates will be higher than the Call Premium attributable to earlier call dates. If called, the return on the MLS will be limited to the applicable Call Premium, even if the level of the Market Measure appreciates significantly.

●Contingent Absolute Return: A Contingent Absolute Return means that the MLS provides the opportunity to receive a positive return equal to the absolute value of the percentage decline in the Market Measure if the Market Measure has not declined below a specified Contingent Absolute Return Level. If a Downside Participation Rate is specified, the investor will participate in the absolute value of the negative performance of the Market Measure at that specified rate; if not specified, the investor will participate on a one-for-one basis in the absolute value of the negative performance of the Market Measure.

●Contingent Absolute Return Level: The Contingent Absolute Return Level, relative to the Ending Level of the Market Measure, will determine whether or not investors receive a positive return based on the absolute value of the negative Market Measure performance. For example, a Contingent Absolute Return Level that is equal to 80% of the Starting Level means that if the Market Measure depreciates by less than 20%, investors will receive the face amount plus a positive return equal to the absolute value of the percentage change in the Market Measure (for example, if the Market Measure declines by 10%, the investor will receive a positive return of 10% at maturity). However, if the Market Measure declines by more than 20% (the Ending Level is less than the Contingent Fixed Return Level), investors will not receive any positive return and will experience a loss.

●Contingent Coupon: Contingent Coupon means the MLS provides for contingent coupon payments on periodic contingent coupon payment dates (typically occurring monthly, quarterly, semi-annually or annually throughout the term of the MLS). On each contingent coupon payment date, investors will receive a contingent coupon payment if, and only if, the closing level of the Market Measure on the related calculation day (typically three business days prior to the contingent coupon payment date) has not declined below a specified Coupon Threshold Level. If the closing level of the Market Measure is less than the Coupon Threshold Level on a given calculation day, investors will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the Market Measure is less than the Coupon Threshold Level on every calculation day, investors will not receive any contingent coupon payments throughout the entire term of the MLS. See “Daily Observation Contingent Coupon ” for Contingent Coupons with a Daily Observation feature.

●Contingent Fixed Return: A Contingent Fixed Return is the return that will be reflected in the maturity payment amount if, and only if, the Ending Level of the Market Measure is greater than or equal to a specified Contingent Fixed Return Level (described below). For example, a Contingent Fixed Return of 20% means that if the Market Measure appreciates (regardless of the extent of that appreciation), or if it does not decline below the Contingent Fixed Return Level, investors will receive a maturity payment amount equal to $1,200.00 per $1,000 security, which is equal to the face amount of $1,000 plus the Contingent Fixed Return of 20% of the face amount (i.e., $1,000 + ($1,000 x 20%)). As a result of the Contingent Fixed Return, any positive return at maturity will be limited to 20%.

●Contingent Fixed Return Level: The Contingent Fixed Return Level, relative to the Ending Level of the Market Measure, will determine whether or not investors will receive the Contingent Fixed Return at maturity. The Contingent Fixed Return Level for a particular issuance of MLS will either be equal to the Starting Level or less than the Starting Level, as specified in the Key Terms. A Contingent Fixed Return Level that is equal to 100% of the Starting Level means that if the Market Measure is flat or appreciates at all (regardless of the extent of that appreciation), investors will receive the face amount plus the Contingent Fixed Return at maturity. However, if the Market Measure declines, investors will not receive the Contingent Fixed Return and may experience a loss.

●Contingent Minimum Return: A Contingent Minimum Return is the minimum return that will be reflected in the maturity payment amount if, and only if, the Ending Level of the Market Measure is greater than or equal to the specified Contingent Minimum Return Level (described below). For example, a Contingent Minimum Return of 20% means that, if the Market Measure appreciates or if it does not decline below the Contingent Minimum Return Level, investors will receive a maturity payment amount equal to at least $1,200.00 per $1,000 security, which is equal to the face amount of $1,000 plus the Contingent Minimum Return of

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

20% of the face amount (i.e., $1,000 + ($1,000 x 20%)). An investor will receive a positive return at maturity greater than the Contingent Minimum Return if the percentage increase in the level of the Market Measure from the Starting Level to the Ending Level multiplied by the specified Participation Rate is greater than the Contingent Minimum Return. The Contingent Minimum Return is payable only if the Ending Level of the Market Measure is greater than or equal to the specified Contingent Minimum Return Level.

●Contingent Minimum Return Level: The Contingent Minimum Return Level, relative to the Ending Level of the Market Measure, will determine whether or not investors will receive at least the Contingent Minimum Return at maturity. The Contingent Minimum Return Level for a particular issuance of MLS will either be equal to the Starting Level or less than the Starting Level, as specified in the Key Terms. For example, a Contingent Minimum Return Level that is equal to 100% of the Starting Level means that if the Market Measure is flat or appreciates at all, investors will receive the face amount plus a positive return equal to the greater of (i) the Contingent Minimum Return and (ii) the percentage increase in the level of the Market Measure from the Starting Level to the Ending Level multiplied by the specified Participation Rate (sometimes subject to a Maximum Return). However, if the Market Measure declines, investors will not receive the Contingent Minimum Return or any positive return and may experience a loss.

●Contingent Protection: Contingent Protection means the MLS offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the Market Measure. Contingent protection of 30% means that an investor will be repaid their initial investment at maturity if the Market Measure declines by 30% or less from the Starting Level to the Ending Level. However, if the Market Measure declines by more than 30%, investors will have full downside exposure to the decrease in the level of the Market Measure from the Starting Level to the Ending Level, and will lose more than 30%, and possibly all, of their initial investment. For example, if the Market Measure declines by 30.1% from the Starting Level to the Ending Level, investors will not receive any benefit of the contingent protection feature and will incur a 30.1% loss at maturity. Investors may lose a significant portion, or all, of their initial investment.

●Coupon Threshold Level: The Coupon Threshold Level will be a percentage of the Starting Level and will determine, as compared to the closing level of the Market Measure on a calculation day (or every day during an observation period for Daily Observation Contingent Coupon) whether or not the MLS will pay a Contingent Coupon for the relevant period.

●Daily Observation Contingent Coupon: Daily Observation Contingent Coupon means the MLS provides for contingent coupon payments with respect to specified observation periods (typically occurring monthly, quarterly, semi-annually or annually throughout the term of the MLS) which, if payable, will be paid on the related contingent coupon payment date (typically three business days after the last day of the applicable observation period). On each contingent coupon payment date, investors will receive a contingent coupon payment if, and only if, the closing level of the Market Measure on each day during the related observation period is greater than or equal to a specified Coupon Threshold Level. However, if the closing level of the Market Measure on any day during an observation period is less than the Coupon Threshold Level, investors will not receive a contingent coupon payment on the related contingent coupon payment date. Therefore, if the closing level of the Market Measure is less than the Coupon Threshold Level on any day during an observation period, investors will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the Market Measure is greater than or equal to the Coupon Threshold Level on every other day during that observation period. If the closing level of the Market Measure is less than the Coupon Threshold Level on one or more days during each observation period, investors will not receive any contingent coupon payments throughout the entire term of the MLS.

●Ending Level: The closing level or closing price, as applicable, of a Market Measure on a calculation day occurring shortly before maturity (or, if “Averaging Return Calculation” is specified in Key Terms, the Ending Level will be based on an average of the closing levels or closing prices, as applicable, of a Market Measure on a specified number of calculation days occurring over the term of the MLS).

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

●Expected Pricing Date: The date on which a particular issuance of MLS is planned to be priced for initial sale to the public. Investors’ indications of interest for the MLS are due on or before such date.

●Fixed Buffer: Fixed Buffer means the MLS offers a measure of downside market risk reduction at maturity as compared to a direct investment in the Market Measure. A 10% fixed buffer means that an investor will be repaid their initial investment at maturity if the Market Measure declines by 10% or less from the Starting Level to the Ending Level. However, if the Market Measure declines by more than 10%, investors will incur a loss equal to the percentage decline of the Market Measure in excess of 10%. For example, if the Market Measure declines by 50%, the percentage decline of 50% would exceed the 10% fixed buffer by 40% and investors would incur a 40% loss at maturity. Investors may lose some, or a significant portion, of their initial investment.

●Fixed Coupon: A Fixed Coupon means that the MLS will pay fixed payments of interest at a specified per annum rate on periodic coupon payment dates, regardless of the performance of the Market Measure.

●Issuer Callable: Issuer Callable means that the MLS may be redeemed early at the discretion of the relevant issuer for the face amount plus a call premium or final coupon payment (if applicable). After a MLS is redeemed by the issuer, no further payments will be made. The exercise of the redemption right will be within the issuer’s sole discretion and will not automatically occur based on the performance of the Market Measure.

●Lowest Performing: Lowest Performing means that the MLS is linked to the lowest performing of two or more Market Measures. The Lowest Performing Market Measure on any given day is the Market Measure that has the least favorable performance on that day, as measured from its Starting Level to its closing level on that day. MLS linked to the Lowest Performing Market Measure generally have more risk than those linked to only one of the Market Measures or a basket made up of the same Market Measures. The return on the MLS will be based solely on the performance of the Lowest Performing Market Measure and investors will not benefit in any way from the performance of the better performing Market Measure(s). Therefore, investors will be negatively affected if any Market Measure performs poorly, even if the other Market Measure(s) perform favorably.

●Market Measure: Market Measure refers to the underlying that is referenced to determine payments on the MLS. The Market Measure may be one or more equity indices, exchange-traded funds or common equity securities or American depositary shares of a company not affiliated with the relevant issuer, or any combination thereof.

●Maximum Return: A Maximum Return effectively sets a ceiling above which investors will not participate in further appreciation of the Market Measure. For example, a Maximum Return of 30% means that investors will not receive a positive return of more than 30% of the face amount at maturity even if the Market Measure appreciates by more than 30%. Note that the Maximum Return effectively reduces the Participation Rate in scenarios where the Participation Rate multiplied by the appreciation of the Market Measure would exceed the Maximum Return.

●Memory Feature: Memory Feature means that the MLS will pay any previously unpaid contingent coupon payments with respect to one or more past calculation days (because the Market Measure closed below the Coupon Threshold Level on those calculation days) if the Market Measure closes above the Coupon Threshold Level on a later calculation day. Specifically, if the closing level of the Market Measure on one or more calculation days is less than the Coupon Threshold Level and, on a subsequent calculation day, the closing level of the Market Measure on that subsequent calculation day is greater than or equal to the Coupon Threshold Level, the MLS will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

●Minimum Payment at Maturity: A Minimum Payment at Maturity means that an investor in the MLS will be exposed to losses on a one-for-one basis as the Market Measure declines but the loss is floored by the specified Minimum Payment at Maturity.

●Participation Rate: A Participation Rate determines the extent to which an investor will “participate” in any potential price appreciation of the Market Measure, as determined by the return calculation. A Participation Rate of 100% means an investor will participate in any positive returns (as determined by the return calculation) on a one-for-one basis. A Participation Rate greater than 100% means an investor will participate in positive returns (as determined by the return calculation) on a leveraged basis. For example, a Participation Rate of 200% means that if the Market Measure appreciates from its Starting Level to its Ending Level, investors will receive a total return at maturity equal to 200% of that appreciation (subject to any Maximum Return). For example, if the Market Measure appreciates by 10%, investors would receive a total return at maturity of 20% (which is 200% of 10%).

●Point to Point Return Calculation: Point to Point Return Calculation means that the MLS provides the opportunity to receive a positive return at maturity based on the percentage change of the Market Measure as measured from its Starting Level (determined on the Pricing Date) to its Ending Level (determined on a calculation day near maturity).

●Starting Level: The closing level or closing price, as applicable, of a Market Measure on the Pricing Date (or other date(s) as specified in the offering materials).

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Risk Factors

MLS have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different Market Measures. Each MLS and each Market Measure has its own unique set of risks and investment considerations. Before investing in any MLS, investors should thoroughly review the relevant offering materials for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to MLS.

General Risks Relating to all MLS

●Principal risk. Unlike ordinary debt securities, MLS do not repay a fixed amount of principal at maturity. Instead, MLS provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the relevant Market Measure(s) and other terms of the securities, as described in the applicable offering materials. Investors should carefully read the applicable offering materials to understand the circumstances in which the performance of the Market Measure(s) will cause them to receive less than their initial investment at maturity. Depending on the particular terms of the MLS, investors may lose up to all of their initial investment. Investors should not invest in the MLS if they are unable or unwilling to bear the risk of losing a significant portion or all of their initial investment at maturity.

●Credit risk. Any investment in MLS is subject to the ability of the applicable issuer to make payments when they are due, and investors will have no ability to pursue the Market Measure or any assets included in the Market Measure for payment. If the issuer defaults on its payment obligations, investors could lose their entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of the MLS prior to maturity.

●Liquidity risk. MLS are not appropriate for investors who may have liquidity needs prior to maturity. MLS are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for MLS. Accordingly, investors may be unable to sell their MLS prior to their maturity date. The value of a MLS prior to maturity is subject to market fluctuations and if an investor is able to sell their MLS prior to maturity, they may receive substantially less than the original investment amount.

●Market value uncertain. MLS are not appropriate for investors who need their investments to maintain a stable value during their term. The value of a MLS prior to maturity will be affected by numerous factors, such as performance of the Market Measure(s); interest rates; volatility of the Market Measure(s); correlation among the Market Measures (if applicable); time remaining to maturity; dividend yields and the applicable issuer’s creditworthiness.

●Costs to investors. The original offering price of MLS will include certain costs that are borne by investors. These costs will adversely affect the economic terms of MLS and will cause their estimated value on the Pricing Date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for MLS, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in an investor’s favor following the Pricing Date, any secondary market price for MLS is likely to be less than the original offering price.

●No periodic fixed interest or dividend payments. Unless otherwise specified, MLS do not typically provide for fixed payments of interest. In addition, MLS linked to equity Market Measures do not provide for a pass through of any dividend paid on the equity Market Measures.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

●Estimated value considerations. The estimated value of MLS that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, investors should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy MLS from an investor at any time after issuance.

●Conflicts of interest. Potential conflicts of interest may exist between investors and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in the Market Measure, or may publish research on such companies or the Market Measure. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on MLS. Finally, the estimated value of MLS may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

●Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the Market Measure or the value of MLS.

●Tax considerations. Investors should review carefully the relevant preliminary pricing supplement and other related offering documents and consult their tax advisors regarding the application of the U.S. federal tax laws to an investor’s particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Risk Relating to MLS with a Maximum Return

●Limited upside. An investor’s return will be limited to the Maximum Return. The opportunity to participate in the possible increases in the level of the Market Measure(s) through an investment in the MLS will be limited because any positive return on the MLS will not exceed the Maximum Return. Because of the Maximum Return, the return investors receive at maturity on the MLS may be lower than the return they could have achieved on a direct investment in the Market Measure(s). Furthermore, the effect of the Participation Rate will be progressively reduced for all Ending Levels exceeding the Ending Level at which the Maximum Return is reached.

Risk Relating to MLS with a Contingent Fixed Return

●Limited Upside. The potential return on MLS is limited to the Contingent Fixed Return, regardless of the performance of the Market Measure. The Market Measure may appreciate by significantly more than the percentage represented by the Contingent Fixed Return, in which case an investment in the MLS will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Market Measure.

Risks Relating to MLS that pay Contingent Coupons

●Contingent coupon risk. MLS do not provide for fixed payments of interest. If the closing level of the Market Measure is less than its Coupon Threshold Level on a given calculation day, investors will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the Market

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Measure is less than its Coupon Threshold Level on every calculation day, investors will not receive any contingent coupon payments throughout the entire term of the MLS.

●Limited return potential. Even though investors may be exposed to declines in the level of the Market Measure(s), investors will not participate in any increase in the level of any Market Measure over the term of MLS. An investor’s maximum possible return on the MLS will be limited to the sum of the contingent coupon payments investors receive, if any.

●Daily coupon observation risk. If Daily Observation Contingent Coupon is specified in the key terms, that means that whether an investor receives a contingent coupon payment on any contingent coupon payment date will be determined at the end of the related observation period, based on the closing level of the Market Measure on each day during that observation period. Therefore, if the closing level of the Market Measure is less than the Coupon Threshold Level on any day during an observation period, investors will not receive a contingent coupon payment with respect to that observation period. This will be the case even if the closing level of the Market Measure is greater than or equal to the Coupon Threshold Level on every other day during that observation period.

Risks Relating to MLS that pay a Call Premium

●Limited Upside. The potential return on the MLS is limited to the applicable Call Premium, regardless of the performance of the Market Measure. The Market Measure may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Starting Level to the closing level on the applicable call date, in which case an investment in the MLS will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Market Measure. Furthermore, if the MLS are called on an earlier call date, investors will receive a lower Call Premium than if the MLS were called on a later call date.

Risks Relating to MLS that are Auto-Callable

●Automatic call risk. If the MLS is automatically called, the term of the MLS will be less than the full term to maturity. If the MLS is automatically called, there is no guarantee that investors would be able to reinvest the proceeds at a comparable return for a similar level of risk.

Risks Relating to MLS that are Issuer-Callable

●Issuer call risk. The relevant issuer may, at its option, redeem the MLS on the dates specified in the offering materials. Although exercise of the redemption right will be within the issuer’s sole discretion, the issuer is more likely to redeem the MLS at a time when the Market Measure is performing favorably from an investor’s perspective. On the other hand, the issuer will be less likely to redeem the MLS at a time when the Market Measure is performing unfavorably from an investor’s perspective. If the issuer exercises its redemption right, the term of the MLS may be reduced. There is no guarantee that an investor would be able to reinvest the proceeds from an investment in the MLS at a comparable return for a similar level of risk in the event the issuer redeems the MLS prior to maturity.

Risks Relating to MLS that are linked to the Lowest Performing Market Measure

●Lowest performing Market Measure risk. MLS are subject to the full risks of each Market Measure and will be negatively affected if any Market Measure performs poorly, even if the other Market Measure(s) perform favorably. An investor will not benefit in any way from the performance of the better performing Market Measure(s). MLS are not linked to a basket composed of the Market Measures, where the better performance of one Market Measure could offset the poor

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

performance of the other Market Measure(s). Instead, investors are subject to the full risks of whichever Market Measure is the lowest performing Market Measure. As a result, MLS are riskier than they would otherwise be if they were linked to only one of the Market Measures or linked to a basket composed of each Market Measure.

●Correlation risk. It is generally preferable from an investor’s perspective for the Market Measures to be correlated with each other during the term of MLS, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in MLS, investors assume the risk that the Market Measures will not exhibit this relationship. If the Market Measures have low historical correlation, MLS will typically offer better economic terms, but it will be more likely that one of the Market Measures will be performing poorly at any time over the term of MLS. All that is necessary for MLS to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measure(s) is not relevant to an investor’s return.

Risks Relating to MLS that include an Averaging Return Calculation

●Average return risk. The average performance of the Market Measure that is measured for purposes of the MLS may be less favorable than the performance of the Market Measure as measured from its Starting Level to its level at or near stated maturity, which we refer to as its “point-to-point” performance. As a result, the return on the MLS may underperform the point-to-point performance of the Market Measure and, therefore, may underperform the return that would have been achieved on a direct investment in the Market Measure held over the term of the MLS. For example, if the level of the Market Measure increases at a more or less steady rate over the term of the MLS, the average Ending Level will be less than the level of the Market Measure at or near stated maturity, and the average performance of the Market Measure as measured for purposes of the MLS will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the level of the Market Measure later in the term of the MLS. In addition, because of the way the average Ending Level is calculated, it is possible that investors will not receive any positive return at maturity even if the level of the Market Measure at or near stated maturity is significantly greater than the Starting Level. One scenario in which this may occur is when the level of the Market Measure declines early in the term of the MLS and increases significantly later in the term of the MLS. Investors should not invest in the MLS unless they understand and are willing to accept the return characteristics associated with the averaging feature of the MLS.

Risks Relating to the Market Measures

●Basket risk. If the Market Measure is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

●ETF risk. If the Market Measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in MLS linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

●Index risk. If the Market Measure is an index, or an ETF that tracks an index, an investor’s return on MLS may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, an investor should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, MLS will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, MLS will be subject to currency exchange rate risk in addition to the

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

●Single stock risk. If the Market Measure is the common equity securities of a company, the price of that Market Measure can rise or fall sharply due to factors specific to that Market Measure and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

●Commodity risk. MLS linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to an investor. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

●Currency risk. MLS linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

●Bond risk. MLS linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

THIS MONTHLY OFFERING SUMMARY DOES NOT PROVIDE ALL OF THE INFORMATION THAT AN INVESTOR SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT DECISION. INVESTORS MUST REVIEW THE OFFERING MATERIALS BEFORE MAKING AN INVESTMENT DECISION.

Disclaimer

MLS have complex features and investing in MLS involves risks not associated with an investment in conventional debt securities. MLS are not appropriate for all investors.

Investors should not purchase a MLS unless they understand and are able to bear the associated risks, including but not limited to: Market Measure performance risk; potential loss of the original investment amount; potential underperformance risk and opportunity costs; market value and interest rate fluctuations; risk that the issuer will default on any payments on a MLS, including the return of the original investment amount; limited appreciation potential; yield curve risk; potential lack of liquidity; reinvestment risk (if the MLS is callable at the option of the issuer or automatically callable based on the performance of the Market Measure); and potential conflicts of interest that could arise from the various activities that Wells Fargo & Company and its affiliates conduct in connection with a MLS. The value of a MLS prior to maturity is subject to market fluctuations and if an investor is able to sell their MLS prior to maturity, they may receive substantially less than the original investment amount.

MLS are designed to be held to maturity and the specific terms and provisions of a MLS apply only if held to maturity or other payment date, if applicable. All payments on MLS are subject to the credit risk of the issuer, and investors have no ability to pursue any Market Measure or any assets included in any Market Measure for payment. If the issuer defaults on its payment obligations, an investor could lose their entire investment.

Whether or not a MLS is an appropriate investment for an investor will depend on their individual circumstances, and they should reach an investment decision only after they and their investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the MLS in light of their particular circumstances. Investors should carefully read the relevant offering documents for complete product descriptions, including related risks and tax disclosures.

This material is not a product of any research departments of Wells Fargo & Company or its affiliates.

Prior to offering any MLS linked to an index, the relevant issuer will have an agreement with the sponsor of such index, providing it and certain of its affiliates or subsidiaries with a non-exclusive license with the right to use such index in connection with certain securities, including the MLS. THE MLS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SPONSOR OF THE INDEX TO WHICH THE MLS ARE LINKED, ANY AFFILIATE OF SUCH SPONSOR OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING SUCH INDEX. THE RELEVANT INDEX SPONSOR MAKES NO REPRESENTATION OR WARRANTY TO THE HOLDERS OF THE MLS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE MLS. THE RELEVANT INDEX SPONSOR WILL HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE REGISTRATION, OPERATION, MARKETING, TRADING OR SALE OF THE MLS OR IN CONNECTION WITH THE RELEVANT ISSUER’S USE OF THE INDEX.

See the relevant offering materials for a copy of the full index disclaimer for the relevant index.